UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2012

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 6, 2012, Stephen Russell is no longer acting in his capacity as Chief Executive Officer of Celadon Group Inc., a Delaware corporation (the "Company").  Mr. Russell continues to serve full time as the Company's Chairman and a named executive officer.

On December 6, 2012, the Board of Directors of the Company named Paul Will as the Company's Chief Executive Officer and President.  Mr. Will, 46, has served the Company as Vice Chairman, President, and Chief Operating Officer since November 2010.  Previously, Mr. Will was the Company's Executive Vice President, Chief Financial Officer, Assistant Secretary, and Treasurer from April 2004 to November 2010.  Mr. Will will continue to serve on the Company's Board of Directors but will not retain the title of Vice Chairman.

In connection with Mr. Russell's transition from the Chief Executive Officer position, the Compensation Committee of the Board of Directors amended Mr. Russell's compensation and voted to accelerate the vesting of all 157,000 previously unvested shares of restricted stock and 47,000 previously unvested shares of incentive stock options held by Mr. Russell.  Mr. Russell's compensation as Chairman has been agreed to in principle subject to documentation.  The primary aspects include: (1) a four-year term; (2) salary to remain at the current level; (3) bonus target reduced to 35% of salary from 65% of salary; and (4) no participation in annual equity grants.  The acceleration of vesting will result in the following: (a) a non-cash increase to compensation expense of approximately $1.6 million in the quarter ending December 31, 2012, (b) a reduction of non-cash amortization expense in future periods, and (c) an agreement by Mr. Russell to hold such shares until December 6, 2014 (other than shares sold to fund taxes attributable to the accelerated vesting).

Other than as described above, there were no compensation changes in connection with the management changes described above.  The Board of Directors expects to evaluate the compensation of Mr. Will in light of his new responsibilities during the quarter ending March 31, 2013.

Item 7.01                      Regulation FD Disclosure.

See press release filed as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing executive team changes

The information contained in Item 7.01 of this report (and by reference Item 9.01(d)) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the second-to-last paragraph of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 6, 2012	By:	/s/ William E. Meek
William E. Meek
Executive Vice President, Chief Financial Officer, and Treasurer